Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-104179 of Cox Communications, Inc. on Form S-8 of our report dated March 31, 2005, appearing in this Annual Report on Form 11-K of Cox Communications, Inc. 2002 Employee Stock Purchase Plan for the year ended December 31, 2004.

/s/ Deloitte & Touche LLP
Atlanta, Georgia
March 31, 2005

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